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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated June 9, 1998, as restated on September 24, 1999, accompanying the consolidated financial statement of MSI Holdings, Inc. and subsidiary appearing in the Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, which is incorporated by reference in this Registration Statement on Form S-8 and the related Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report.


                                         /s/ BROWN, GRAHAM & CO., P.C.




Georgetown, Texas
June 14, 2000